Exhibit 99.1

INVESTOR CONTACT

Kate Patterson

kpatterson@websense.com

858.320.8072

MEDIA CONTACT

Sarah Thornton

sthornton@websense.com

858.320.9500

N E W S R E L E A S E

Websense To Revise OEM Royalty Revenue Recognition Policy

SAN DIEGO – September 15, 2009 – Websense, Inc. (NASDAQ: WBSN) today announced it will correct its revenue recognition policy relating to its original equipment manufacturer (OEM) arrangements. The change affects the timing of royalty revenue recognized over a period of seven quarters from October 2007 through June 2009. The new policy is expected to decrease revenue recognized during the seven quarter period by an aggregate of $12 million to $16 million, or $8 million to $12 million, depending upon which of two potential revised accounting treatments is applied by the company, and increase deferred revenue as of June 30, 2009 by the same amount as the applicable decrease in recognized revenue. This change will not affect the company’s fundamental business operations and does not affect billings, cash flow from operations, or the total amount of revenue that ultimately will be recognized on these OEM arrangements. These arrangements were acquired in connection with the company’s purchase of SurfControl plc in October 2007. The company has been recognizing the royalty revenue consistent with the manner in which SurfControl recognized royalty revenue prior to its acquisition.

“We have always been committed to providing accurate, timely and transparent information to our stockholders,” said Gene Hodges, Websense chief executive officer. “These accounting changes impact the timing of revenue recognition for a relatively small part of our total revenue and deferred revenue, and have no impact on our fundamental outlook or our financial strength. We discovered this issue as a part of an examination of our OEM arrangements and as soon as we determined the need to revise our accounting policies, we made the information available to our stockholders.”

As a result of this change, the company’s financial statements for the fiscal years ended December 31, 2007 and 2008 and for the fiscal quarters ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009 and June 30, 2009 should no longer be relied upon. Similarly, the reports of the company’s independent registered public accounting firm, Ernst & Young, related to these financial statements and to the effectiveness of the company’s internal control over financial reporting for the related periods also should no longer be relied upon.

Under the revised royalty revenue recognition policy, the company will recognize royalty revenue ratably over a period of time specified under the terms of the OEM arrangements based on resale schedules provided by OEM partners. The company is currently considering two methods of recognizing the royalty revenue: (i) a Contract Term Method whereby the company recognizes the royalty revenue ratably over a period of time equal to the greater of the company’s contractual obligations to its OEM partners or the specific subscription period for end customers under the OEM arrangements, and (ii) a Subscription Method whereby the company recognizes the royalty revenue ratably over the subscription term the OEM partner enters into with the end customer. The previous accounting recognized the full amount of royalty revenue when OEM partners reported product resales.

Based on a preliminary application of the revised revenue recognition policy to subscription data in the OEM partner resale schedules, if the company accounts for the OEM royalty revenue using the Contract Term Method, the company estimates the affect on its reported revenues to be within the following ranges for the periods identified:

Fiscal Quarter Ended	Estimated Decrease in Reported Revenue
December 31, 2007	$1.0-1.5 million
March 31, 2008	$2.0-2.5 million
June 30, 2008	$2.5-3.0 million
September 30, 2008	$1.5-2.0 million
December 31, 2008	$1.0-1.5 million
March 31, 2009	$3.0-4.0 million
June 30, 2009	$1.0-1.5 million

Based on a preliminary application of the revised revenue recognition policy to subscription data in the OEM partner resale schedules, if the company accounts for the OEM royalty revenue using the Subscription Method, the company estimates the affect on its reported revenues to be within the following ranges for the periods identified:

Fiscal Quarter Ended	Estimated Decrease in Reported Revenue
December 31, 2007	$1.0-1.5 million
March 31, 2008	$1.5-2.0 million
June 30, 2008	$2.0-2.5 million
September 30, 2008	$0.5-1.0 million
December 31, 2008	$0.5-1.0 million
March 31, 2009	$2.0-3.0 million
June 30, 2009	$0.5-1.0 million

Management identified the need to change the OEM royalty revenue recognition policy, and the company’s audit committee and management have discussed these matters with the company’s independent registered public accounting firm, Ernst & Young LLP. Management is continuing its review of this matter to determine which accounting method is most appropriate and the final impact on the company’s consolidated financial statements for each of the affected periods. The company’s independent registered public accounting firm has not completed its audit of the estimates described above, and management may determine that additional adjustments are required as a result of its ongoing review. The company will issue restated financial statements reflecting the changed recognition of OEM royalty revenue as soon as practicable following completion of the review and related audit by our independent registered public accounting firm.

Upcoming Conference Participation

Websense management will present at the Deutsche Bank 2009 Technology Conference in San Francisco, Calif. on Tuesday, September 15, 2009 at 9:10am PT. A link to the webcast of this event will be available on the investor relations section of the company’s Web site at www.websense.com/investors.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in integrated Web, data and email security solutions, provides Essential Information Protection™ for approximately 44 million product seats under subscription. Distributed through its global network of channel partners, Websense software and hosted security solutions help organizations block malicious code, prevent the loss of confidential information and enforce Internet use and security policies. For more information, visit www.websense.com.

Websense is a registered trademark of Websense, Inc. in the United States and certain international markets. Websense has numerous other registered and unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

This news release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause our results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, statements about our intention to restate our financial statements, the effects of the corrections discussed on future periods and the timing of filing of our restated financial statements, and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with the timely completion of the audit on the company’s prior financial statements to permit filing of restated financial statements before the deadline for the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2009, risks associated with launching new product offerings, customer acceptance of the company’s services, products and fee structures in a changing market; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet and security industries; changes in domestic and international market conditions, risks relating to currency exchange rates and impacts of macro-economic conditions on our customers, risks relating to the required use of cash for debt servicing, the risks of ongoing compliance with the covenants in the senior secured credit facility, risks related to changes in accounting interpretations and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at www.websense.com/investors. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.